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                                                                     EXHIBIT 4.9


                                  312,500 UNITS

                              RETRAC MEDICAL, INC.

                            (A DELAWARE CORPORATION)

                                WARRANT AGREEMENT

Centex Securities Incorporated
7863 Girard Avenue, Suite 302
La Jolla, California  92037

Ladies and Gentlemen:

         Retrac Medical, Inc. (the "Company") confirms its agreement with you with respect to the sale by the Company, and the purchase by you, of a common stock purchase warrant (hereinafter referred to as the "Warrant or the "Warrants", as the case may be) entitling the holders(s) to purchase up to 312,500 Units ("Units"), each Unit consisting of one (1) share of the Company's $.01 par value common stock ("Common Stock") and one (1) Common Stock Purchase Warrant and, except as expressly provided herein, otherwise being identical to the Units to be sold by you pursuant to the Underwriting Agreement referred to below.

         You and the Company have entered into an underwriting agreement, dated _______________________, 2001, (the "Underwriting Agreement") with respect to your sale on behalf of the Company of up to 3,125,000 Units, as more fully described in the Underwriting Agreement. In consideration for your purchase of the Units, the Company has agreed to sell to you the Warrant in accordance with the terms and conditions of this Agreement. For purposes of this Agreement, unless otherwise defined herein, the capitalized terms used in this Agreement shall have the meanings given to such terms in the Underwriting Agreement.

                                    SECTION 1

                  SALE AND DELIVERY OF WARRANT; FORM OF WARRANT

         (a) The Company agrees to sell to you, and you agree to purchase from the Company, the Warrant for the purchase price of $100.

         (b) Payment of the purchase price for, and delivery of the certificate for, the Warrant to be purchased by you shall be made at the offices of Centex Securities Incorporated at the address appearing above, or at such other place as shall be determined by you by check payable to the order of the Company, against delivery to you of the certificate for the Warrant to be purchased by you.



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         (c) A Warrant shall be represented by a certificate (the "Warrant
Certificate" or the "Warrant Certificates", as the case may be) which shall be substantially in the form set forth in Exhibit A hereto. The Warrant Certificate shall be executed on behalf of the Company by its Chairman or Vice Chairman of the Board of Directors or by its President or a Vice President and by its Treasurer or an Assistant Treasurer or by its Secretary or an Assistant Secretary; provided, however, that where such certificate is signed by a warrant agent acting on behalf of the Company or a registrar other than the Company or an employee of the Company, the signature of any such officer of the Company may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signature shall have been used on, any such certificate or certificates should cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Company, and any such delivery shall be regarded as an adoption by the Company of such certificate or certificates.

                                    SECTION 2

                         TRANSFER OF EXCHANGE OF WARRANT

         (a) The Warrants shall be numbered and shall be registered in a warrant register as they are issued. The Company shall be entitled to treat the registered owner of any Warrant (the "Warrantholder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to gross negligence or bad faith.

         (b) The Warrant or Warrants may not be sold, transferred, assigned or hypothecated, except to (i) one or more persons, each of whom on the date of sales, transfer, assignment or hypothecation is an employee or officer and a shareholder or partner of a Warrantholder; (ii) any successor to a Warrantholder in merger or consolidation; (iii) a purchaser of all or substantially all of the assets of a Warrantholder; and (iv) a person or persons who receive such Warrant pursuant to the operation of law.

         (c) A Warrant shall be transferable only on the books of the Company, maintained at its principal office or at the principal office of its warrant agent, if any, upon delivery of the Warrant Certificate duly endorsed by the Warrantholder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Company of the warrant agent, if any. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company or the warrant agent, if any, in its discretion. Upon any registration of transfer, the Company or warrant agent, if any, shall deliver a new Warrant Certificate or Certificates to the persons entitled thereto.

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         (d) Each Warrant Certificate may be exchanged for another certificate or certificates entitling the Warrantholder thereof to purchase a like aggregate number of Units as the certificate or certificates surrendered then entitle such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant Certificate or certificates shall make such request in writing delivered to the Company or the warrant agent, if any, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Company or warrant agent, if any, shall deliver to the Warrantholder a new Warrant Certificate or Certificates, as the case may be as so requested.

                                    SECTION 3

                     TERMS OF WARRANTS; EXERCISE OF WARRANTS

         (a) Subject to the terms of this Agreement, each Warrantholder shall have the right, which may be exercised commencing at 9:00 a.m. New York time on _______________, 2002___1 and ending at 5:00 p.m. New York time on________________, 2006,2 or if ________________, 2006 is a day on which banking institutions are authorized to close, then on the next succeeding day which shall not be such a day (the "Termination Date"), to purchase from the Company the number of Units which the Warrantholder may at that time be entitled to purchase on exercise of such Warrant or Warrants.

         (b) A Warrant shall be exercised by surrender to the Company, at its principal office or at the principal office of the warrant agent, if any, of the certificate or certificates evidencing the Warrant to be exercised, together with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company or to the warrant agent, if any, for the Account of the Company of the Exercise Price (as defined in accordance with the provisions of Section 8 hereof) for the number of Units in respect of which such Warrant is then exercised. Payment of the aggregate Exercise Price shall be made in cash or by check.

         (c) Subject to Section 4 hereof, upon such surrender of a Warrant Certificate or Certificates and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder exercising such Warrant and in such name or names as such Warrantholder may designate, a certificate or certificates for the number of Units so purchased upon the exercise of such Warrant, together with cash, as provided in Section 7 hereof, in respect of any fractional Units otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Units as of the date of receipt by the Company or the warrant agent, if any, of such Warrant Certificate or Certificates and payment of the Exercise Price, as aforesaid; provided, however, that if at the date of surrender of such warrant certificate or Certificates and payment of such Exercise Price, the transfer books of the securities underlying the Units or other class of stock purchasable upon the exercise of such Warrant shall be closed, the certificate or certificates for the Units in respect of which such Warrant is then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Termination Date) and until such date the Company shall be under no duty to deliver any certificate for such Units; provided further, however, that the

--------
1    One year after the effective date of the Registration Statement.

2    Five years after the effective date of the Registration Statement.

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transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Warrantholders thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of less than all of the Units purchasable on such exercise at any time prior to the Termination Date, a new Warrant Certificate evidencing the remaining Units will be issued, and the Company shall deliver, or the Warrant agent, if any, is hereby irrevocably authorized to countersign and to deliver, the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of Section 1 hereof and the Company whenever required by the warrant agent, if any, will supply the warrant agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

                                    SECTION 4

                                PAYMENT OF TAXES

         The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Units upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of the Warrant Certificates or the certificates for the Units in a name other than that of the registered Warrantholder in respect of which such Units are issued.

                                    SECTION 5

                    MUTILATED OR MISSING WARRANT CERTIFICATES

         In case any Warrant Certificate shall be mutilated, lost, stolen, or destroyed, the Company shall, at the request of the holder of such certificate, issue and deliver, or the warrant agent, if any, shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen, or destroyed, a new Warrant Certificate or certificates of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company and the warrant agent, if any, of such loss, theft, or destruction of such Warrant certificate or Certificates and indemnity, if requested, also satisfactory to the Company and the warrant agent, if any. An applicant for such a substitute Warrant Certificate or Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the warrant agent, if any, may prescribe.

                                    SECTION 6

                     RESERVATION OF SHARES OF WARRANT STOCK

         There has been reserved, and the Company shall at all times keep reserved so long as any of the Warrants remain outstanding, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights or purchase aforesaid will be irrevocably authorized and

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directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The warrant agent, if any, is hereby irrevocably authorized to requisition from time to time from such transfer agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such transfer agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 7 hereof. All Warrant Certificates surrendered in exercise of the rights thereby evidenced shall be cancelled by the Company or the warrant agent, if any, who shall thereafter deliver such certificates to the Company.

                                    SECTION 7

                                FRACTIONAL SHARES

         No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants. With respect to any fraction of a share called for upon the exercise of any Warrant, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

         (1) If the Common Stock is listed in a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on such exchange on the 1st business day prior to the date of exercise of the Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

         (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Quotation System ("NASDAQ") (or if not so quoted on NASDAQ, as quoted on the NASDAQ "Bulletin Board" or by the National Quotation Bureau, Inc., as the case may be) on the last business day prior to the date of the exercise of the Warrant; or

         (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount not less than book value, determined in such reasonable manner as may be prescribed by the board of directors of the Company, such determination to be final and binding on the Warrantholder.

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                                    SECTION 8

                    EXERCISE PRICE; ANTI-DILUTION PROVISIONS

         (a) EXERCISE PRICE. The price at which Units shall be purchasable upon exercise of the Warrants shall be $9.60 per Unit (the "Exercise Price"), subject to adjustment as provided in subsection (b) of this Section.

         (b) ADJUSTMENT OF EXERCISE PRICE IN THE EVENT OF STOCK DIVIDENDS, STOCK SPLITS, AND REVERSE STOCK SPLITS. Anything in this Section to the contrary notwithstanding, in case the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company or effect a stock split or reverse stock split of the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such stock split or increased in the case of such reverse stock split (on the date that such stock split, or reverse stock split shall become effective) by multiplying the Exercise Price in effect immediately prior to the stock dividend, stock split or reverse stock split by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such stock dividend, stock split, or reverse stock split, and the denominator of which is the number of shares of Common Stock outstanding immediately after such stock dividend, stock split or reverse stock split.

         (c) NO ADJUSTMENT FOR SMALL AMOUNTS. Anything in this Section to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one cent, such change in the Exercise Price shall thereupon be given effect.

         (d) NUMBER OF SHARES ADJUSTED. Upon any adjustment of the Exercise Price, the Warrantholder shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of Units, calculated to the nearest full share, obtained by multiplying the number of Units initially issuable upon exercise of any of the Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the new Exercise Price.

         (e) COMMON STOCK DEFINED. Whenever reference is made in this Section to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, subject to the provisions of Section 10 hereof, shares issuable upon exercise of the Warrants shall include only shares of the class designated by the Company as Common Stock as of the date hereof.

         (f) STATEMENT ON WARRANTS. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, the Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

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                                    SECTION 9

                              OFFICER'S CERTIFICATE

         Whenever the Exercise Price shall be adjusted as required by the provisions of Section 8 hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its warrant agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Warrantholders and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to each of the Warrantholders. Such certificate shall be conclusive as to the correctness of such adjustment.

                                   SECTION 10

                   RECLASSIFICATION, REORGANIZATION, OR MERGER

         In case of any reclassification, capital reorganization, or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend of other distribution or of a stock split or reverse stock split), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization, or other change of outstanding shares of Common Stock of the class issuable upon exercise of the Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Warrantholders shall have the right thereafter, by exercising their Warrants, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization, or other change, consolidation, merger, sale, or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement. The foregoing provisions of this Section shall similarly apply to successive reclassification, capital reorganizations, and changes of shares of Common Stock and to successive consolidations, mergers, sales, and conveyance. If additional shares of Common Stock shall be issued in exchange conversion, substitution, or payment, in whole or in part, for or of a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 8 hereof with the amount of the consideration received upon the issue thereof being determined by the board of directors of the Company, such determination to be final and binding on the holder.

                                   SECTION 11

                            NOTICES TO WARRANTHOLDERS

         So long as any Warrant shall be outstanding and unexercised (a) if the Company shall pay any dividend or make any distribution upon the Common Stock or

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(b) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (c) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation, or merger of the Company with or into another corporation, sale, lease, or transfer of all or substantially all of the property and assets of the Company to another corporation, sale, lease, or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation, or with windup of the Company shall be effected, then in any such case, the Company shall cause to be delivered to the Warrantholders, as provided in Section 16 herein, at least ten days prior to the date specified in (i) or (ii) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution, or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation, or winding up is to take place and the date, if any, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up.

                                   SECTION 12

                               REGISTRATION RIGHTS

         (a) Upon written notice at any time after _____________, 20023 and on or before the date that is four years thereafter from any Majority Holder (as such term is defined in subsection (d) of this Section) that he or it contemplates the transfer of all or any of his or its Warrant Stock under such circumstances that a public offering, within the meaning of the Act, of the Warrant Stock will be involved, the Company, as promptly as possible after the receipt of such notice, shall file a post-effective amendment, a new registration statement or, if available, a notification under Regulation A under the Act, with respect to the offering and sale or other disposition of the Warrant Stock with respect to which it shall have received such notice. Within ten days after receiving any such notice, the Company shall give notice to the other owners of the Warrants and/or shares of Warrant Stock (the "Owners") advising them that the Company is proceeding with such post effective amendment, registration statement or notification and offering to include therein the Warrant Stock of such Owners. The Company shall not be obligated to any such other Owner unless such other Owner shall accept such offer by notice in writing to the Company within ten days thereafter. The Company agrees to use its best efforts to cause the post-effective amendment, registration statement or notification on Form 1-A to thereafter become effective. The Warrantholders may utilize the post-effective amendment, registration statement, or notification without exercising the Warrants.

         (b) In connection with any demand registration pursuant to subsection
(a), the Company shall:

                  (i) Supply to you or your designee, as representative of the Owners intending to make a public distribution of their Warrant Stock (the Warrantholder by his or its receipt of the Warrant Certificate thereby acknowledging his appointment of either of your or your designee as his or its

-----------

3    One year after the effective date of the Registration Statement.

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representative for purposes of this Agreement) two executed copies of each post-effective amendment, registration statement, or notification and as many copies of the preliminary, final, and other prospectuses or offering circulars which shall have been prepared in conformity with requirements of the Act and the rules and regulations promulgated thereunder and such other documents as you or its designee may request at their expense.

                  (ii) Cooperate in taking such action as may be necessary to register or qualify the Warrant Stock under the securities acts or blue sky laws of the jurisdictions in which the Shares sold pursuant to the Underwriting Agreement were originally qualified and of such jurisdictions as you or your designee shall reasonably request and the Company shall do any and all other acts and things which may be necessary or advisable to enable the Owners to consummate such proposed sale or other disposition of the Warrant Stock in any such jurisdiction; provided, however, that in no event shall the Company be obligated, in connection therewith to qualify to do business or to file a general consent to service of process in any jurisdiction where it shall not then be qualified.

                  (iii) Be allowed to suspend its obligations under subsection
(a) of this Section 12 if, in the case of an underwritten public offering of the Company's securities proposed to be made by the Company, the managing underwriter shall state in writing to the Owners that in its opinion a potential demand registration pursuant to this Section 12 would materially adversely affect the Company's public offering. In such an event, the Company may elect to suspend its obligations under this Section 12 until such time as, in the opinion of the managing underwriter, the Company's public offering would not be materially adversely affected by any demand registration hereunder.

                  (iv) Keep effective for a period of 60 days after the initial effectiveness thereof all such post-effective amendments, registration statements, or notifications under the Act and cooperate in taking such action as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things for such period as may be necessary to permit the public sale or other disposition of such Warrant Stock by such holders, including, but not limited to, reflecting in the post-effective amendment, registration statement, or notification financial statements which shall be prepared in accordance with Section 10(a)(3) of the Act and any facts or events arising which, individually or in the aggregate, represent a fundamental and/or material change in the information set forth in the post-effective amendment, registration statement, or notification to enable any Owner to exercise or transfer the Warrant Stock during said 60 day period.

         (c) The Company shall comply with the requirement of subsections (a) and (b) of this Section at the expense of the Warrantholders. In no event shall the Company be required to file a post-effective amendment, registration statement, or notification pursuant to the requirements of subsection (a) more than once.

         (d) The term "Majority Holder" as used in this Section shall include any owner or combination of owners of Warrants and/or Warrant Stock, in any combination, if the holding of the aggregate amount of:

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                  (A)  the Warrants then held by him, it, or among them, plus

                  (B) the Warrants which he, it, or they would then be holding if such Warrants had not been exercised would constitute a majority of the Warrants originally issued.

         The provisions contained herein shall continue in effect regardless of the exercise or surrender of any of the Warrants.

                                   SECTION 13

                                 INDEMNIFICATION

         (a) The Company agrees to indemnify and hold harmless each Owner, each underwriter who may purchase from or sell for any such Owner and each person, if any, who controls any such Owner or Underwriter within the meaning of Section 15 of the Act as follows:

                  (i) against any and all loss, liability, claim, damage, and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in a post-effective amendment, registration statement, or notification (or any amendment thereto) filed pursuant to Section 12 hereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, prospectus, or offering circular (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by any Owner or underwriter expressly for use in the post-effective amendment, registration statement, or notification (or any amendment thereto) or such preliminary prospectus, prospectus, or offering circular (or any amendment or supplement thereto);

                  (ii) against any and all loss, liability, claim, damage, and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

                  (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by such Owner and underwriter) reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense in not paid under (i) or (ii) above.

         (b) Each Owner who utilizes a post-effective amendment, registration statement, or notification pursuant to Section 12 hereof severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the post-effective amendment, registration statement, or notification, and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage, and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or allege untrue statements or omissions, made in the post-effective amendment, registration statement, or notification (or any amendment thereto) or any preliminary prospectus, prospectus, or offering circular (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Owner expressly for use in the post-effective amendment, registration statement, or notification (or any amendment thereto) or such preliminary prospectus, prospectus, or offering circular (or any amendment or supplement thereto).

         (c) In no case shall the Company be liable under the indemnity provisions of this Section 13 with respect to any preliminary prospectus to the extent any such loss, liability, claim, damage or expense of such Owner or underwriter results from the fact that such Owner or underwriter sold shares to a person to whom there was not sent or given, at or prior to the time such person was sent or given a written confirmation of sale, a copy of the definitive prospectus if the Company had previously furnished copies thereof to such Owner or underwriter and the untrue statement or omission of material fact contained in such preliminary prospectus was corrected in the definitive prospectus.

         (d) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                                   SECTION 14

               TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933

         (a) Neither the Warrants nor the Warrant Stock nor any other security issued or issuable upon exercise of the Warrants may be sold, transferred, or otherwise disposed of except pursuant to an effective registration statement under the Act or to a person who, in the opinion of counsel for the Company, is a person to whom such Warrants or Warrant Stock may legally be transferred pursuant to the provisions of the Agreement without registration, and without the delivery of a current prospectus, under the Act with respect thereto.

         (b) The Company shall cause the following legend to be set forth on each Warrant Certificate and certificate representing the shares of Warrant Stock or any other security issued or issuable upon exercise of the Warrants not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section 12 hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

                  "The securities represented by this certificate may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act the availability of which is to be established to the satisfaction of counsel to the Company."

                                   SECTION 15

                                     NOTICES

         Any notice pursuant to this Agreement by the Company or by the Owners shall be in writing and shall be deemed to have been duly given if delivered or mailed certified mail, return receipt requested, (a) if to the Company, to Retrac Medical, Inc., 22 South Main Street, New City, New York 10956; Attention:
Thomas Sassone, Chief Executive Officer, and (b) if to the Owners, to each of you at the addresses first set forth above. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

                                   SECTION 16

                                   SUCCESSORS

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Owners shall bind and inure to the benefit of their perspective successors and assigns hereunder.

                                   SECTION 17

                     MERGER OR CONSOLIDATION OF THE COMPANY

         The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Owners and duly executed and delivered to the Owners, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

                                   SECTION 18

                    SURVIVAL OF REPRESENTATIONS AND WARRANTS

         All statements contained in and any schedule, exhibit, or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties, and agreements made by the parties to this Agreement or pursuant hereto shall survive the delivery of the Warrants, except that, if a party hereto has actual knowledge at the date hereof of facts which would constitute a breach of the representations and warranties contained herein, such breaches shall be waived by such party if such party consummates the transactions contemplated by this Agreement.

                                   SECTION 19

                                 APPLICABLE LAW

         This Agreement and each Warrant certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

                                   SECTION 20

                           BENEFITS OF THIS AGREEMENT

         Nothing in this agreement shall be construed to give to any person or corporation other than the Company and the Owners any legal or equitable right, remedy or claim under this Agreement and this Agreement shall be for the sole and exclusive benefit of the Company and the Owners.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                                RETRAC MEDICAL, INC.


                                                By:
                                                    ----------------------------
                                                    Thomas Sassone
                                                    Chief Executive Officer

(CORPORATE SEAL)

ATTEST:


_________________________
                         , Secretary

                                                CENTEX SECURITIES INCORPORATED


                                                By:
                                                    ----------------------------
                                                    Bruce Biddick, President

                                    EXHIBIT A
                   WARRANT TO PURCHASE ________________ UNITS
            VOID AFTER 5:00 p.m. NEW YORK TIME, ON ____________, 2006

         This certifies that, for value received, _______________, the registered holder hereof or assigns (the "Warrantholder") is entitled to purchase from Retrac Medical, Inc., a Delaware, corporation, at any time after 9:00 a.m., New York Time, on ___________________, 2002, and before 5:00 p.m.,
New York Time, on _______________, 2006, at the purchase price of $9.60 (the "Exercise Price"), the number of Units, of the Company set forth above. The number of Units purchasable upon exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

         The Warrant may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of the Company or the warrant agent, if any. Payment of such price shall be made at the option of the Warrantholder by cashier's check, wire transfer or similar cash equivalent.

         This Warrant evidences the right to purchase an aggregate of up to __________ Units, of the Company and is issued under and in accordance with a Warrant Agreement dated as of _______________, 2001 (the "Warrant Agreement"), between the Company and the Warrantholder and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Warrantholder of this Warrant by acceptance hereof consents.

         Upon any partial exercise of the Warrant, there shall be signed and issued to the Warrantholder hereof a new Warrant Certificate in respect to the Units as to which this Warrant shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrant Certificates to purchase the same aggregate number of shares represented by the Warrant Certificate exchanged. No fractional shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. This Warrant Certificate is transferable at the office of the Company or the warrant agent, if any, in the manner and subject to the limitations set forth in the Warrant Agreement.

         This Warrant does not entitle any Warrantholder hereof to any of the rights of a stockholder of the Company.

DATED: ___________________, 2001

                                                By:
                                                   -----------------------------

(SEAL)

ATTEST:


__________________________

                                  PURCHASE FORM
                                                     Dated _______________, 200_

The undersigned hereby irrevocably elect to exercise the Warrant represented by this Warrant Certificate to the extent of purchasing _____________ Units, of _______________________ and hereby makes payment of $______________ in payment of the actual exercise price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF UNITS
Name
    ----------------------------------------------------------------------------
                     (Please type or print in block letters)

Address
       -------------------------------------------------------------------------

Signature
         -----------------------------------------------------------------------


         ASSIGNMENT FORM FOR VALUE RECEIVED,___________________________________
hereby sells, assigns, and transfers unto _______

Name
     ---------------------------------------------------------------------------
                     (Please type or print in block letters)

Address _______________________________________________________________________
the right to purchase Units of ___________________ represented by this Warrant Certificate to the extent of ____________ Units as to which such right is exercisable and does hereby irrevocably constitute and appoint
_____________________________ attorney, to transfer the same on the books of the Company with full power of substitution in the remises.

__________________________________
                                        Signature

Dated: _________________, 200_

SIGNATURE GUARANTEED:                   Notice: The signature of this assignment
                                        must correspond with the name as it
                                        appears upon the face of this Warrant
                                        Certificate in every particular, without alteration or enlargement or any change whatever.